UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

KCG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard

Jersey City, New Jersey 07310

(Address of principal executive offices)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 15, 2013, Darren Mast informed KCG Holdings, Inc. (the “Company”) that he was resigning as Chief Operating Officer of the Company, effective as of August 16, 2013.

(c) On July 15, 2013, the Company appointed Nick Ogurtsov, currently the Chief Risk Officer of the Company, to assume the additional role of Chief Operating Officer, effective as of August 16, 2013. Mr. Ogurtsov (35), has more than 16 years of experience in leadership and financial markets and was the Chief Risk Officer of GETCO Holding Company, LLC (“GETCO”). Prior to joining GETCO in 2012, Mr. Ogurtsov was Chairman of the Asia-Pacific Cash Equities Operating Committee, Member of the Cash Equities Managing Board and Managing Director and Global Head of the EMM Group, the high-frequency electronic trading group, at UBS. Mr. Ogurtsov built and managed the EMM Group’s global team in New York, London and Tokyo, and also helped rebuild UBS’s trading technology in the Asia-Pacific region. Mr. Ogurtsov holds a B.S. in physics and computer science from Beloit College and a master’s degree in computer science from the University of Arizona.

Item 8.01	Other Events

A copy of the press release relating to these matters as well as additional management appointments is attached hereto as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated July 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KCG Holdings, Inc.

(Registrant)

Date: July 16, 2013	By:	/s/ John McCarthy
	Name:	John McCarthy

	Title:	General Counsel